SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2002

SYSTEMONE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

000-21325	65-0226813

(Commission File Number)	(I.R.S. Employer Identification No.)

8305 N.W. 27th Street Suite 107, Miami, Florida	33122

(Address of principal executive offices)	(Zip Code)

(305) 593-8015

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

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Exhibit Index at Page 2

Item 5. Other Events.

On June 27, 2002, SystemOne Technologies Inc. (the “Registrant”) granted Safety-Kleen Systems, Inc. (“Safety-Kleen”), an extension until July 29, 2002, of its one time right to terminate its Exclusive Marketing and Distribution Agreement (the “Agreement”) with the Registrant. On July 29, 2002, Safety-Kleen informed the Registrant that it is not exercising its one time right to terminate the Agreement. As a result, the Exclusive Marketing Agreement will remain in full force and effect. A copy of the press release issued by the Registrant on July 30, 2002 announcing that the Agreement will remain in full force and effect is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

     The following Exhibit is provided in accordance with the provisions of Item 601 of Regulation S-B and is filed herewith.

EXHIBIT INDEX

99.1	Press Release of SystemOne Technologies Inc. dated July 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMONE TECHNOLOGIES INC.

Date: July 30, 2002	By: /s/ Paul I. Mansur

Paul I. Mansur Chief Executive Officer

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